EXHIBIT 16

INSTITUTIONAL CASH MANAGEMENT FUND, INC.

SCHEDULE OF 7 DAY YIELD COMPUTATION

Cash Portfolio

Net change in value per share
from May 24, 1997 to May 30, 1997		$0.001072054794521

Value of one share at May 24			$1.00

7 Day  Yield = 0.001072054794521*365/7	5.59%

					Government Portfolio

Net change in value per share
from May 24, 1997 to May 30, 1997		$0.001006849315068

Value of one share at May 24			$1.00

7 Day  Yield = 0.001006849315068*365/7	5.25%

					Municipal Portfolio

Net change in value per share
from May 24, 1997 to May 30, 1997		$0.0006904109589041

Value of one share at May 24			$1.00

7 Day  Yield = 0.0006904109589041*365/7	3.60%

SCHEDULE OF 7 DAY EFFECTIVE YIELD COMPUTATION 5/31/97

Cash Portfolio
[(Based period return +1) 365/7] -1
[(0.001072054794521+1)52.142857]-1
Effective 7 Day Yield=5.75%

Government Portfolio
[(Based period return +1) 365/7] -1
[(0.001006849315068+1)52.142857]-1
Effective 7 Day Yield=5.39%

Municipal Portfolio
[(Based period return +1) 365/7] -1
[(0.0006904109589041+1)52.142857]-1
Effective 7 Day Yield=3.66%

u:\legal\funds\inst\misc\ex16